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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 47 to the Registration Statement on Form N-1A (the "Registration Statement") of our report dated February 9, 2007, relating to the financial statements and financial highlights appearing in the December 31, 2006 Annual Report to Shareholders of Vanguard Total Bond Market Index Fund, Vanguard Short-Term Bond Index Fund, Vanguard Intermediate-Term Bond Index Fund, and Vanguard Long-Term Bond Index Fund, and of our report dated March 13, 2007, relating to the financial statements and financial highlights appearing in the January 31, 2007 Annual Report to Shareholders of Vanguard Inflation-Protected Securities Fund, which reports are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectuses and under the headings "Financial Statements" and "Service Providers--Independent Registered Public Accounting Firm" in the Statement of Additional Information.









PricewaterhouseCoopers LLP
Philadelphia, PA
November 7, 2007